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                         THE E.W. SCRIPPS COMPANY              EXHIBIT 22





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                                                                                    Jurisidiction of
                                Name of Subsidiary                                   Incorporation
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Birmingham Post Company (Birmingham Post Herald)                                       Alabama
Channel 7 of Detroit, Inc., (WXYZ)                                                     Michigan
Collier County Publishing Company (The Naples Daily News)                              Florida
Denver Publishing Company (Rocky Mountain News)                                        Colorado
Evansville Courier Company, Inc., 91.5%-owned                                          Indiana
EWS and LR Cable (Atlanta area, Rome, Ga., Elizabethtown, Ky., Chattanooga and
   Knoxville, Tn., and Bluefield, WV. cable television)                                Colorado
Herald Post Publishing Company, 92.0%-owned (El Paso Herald Post)                       Texas
John P. Scripps Newspapers, Inc. (Bremerton Sun, Redding Record Searchlight,
   San Luis Obispo Telegram-Tribune, Ventura County Newspapers,
   Watsonville Register-Pajaronian)                                                   California
Knoxville News-Sentinel Company                                                       Tennessee
Memphis Publishing Company, 91.3%-owned (The Commercial Appeal)                        Delaware
New Mexico State Tribune Company (The Albuquerque Tribune)                            New Mexico
Monterey County Herald Company                                                       Pennsylvania
Scripps Howard Broadcasting Company, (WMAR, Baltimore;
    WCPO, Cincinnati; WEWS, Cleveland; KSHB, Kansas City;
    KNXV, Phoenix; KJRH, Tulsa; WPTV, West Palm Beach,
    Home & Garden Television Network, Cinetel)                                           Ohio
Scripps Howard Cable Company, (Lake County, Florida and Longmont,
    Colorado cable television)                                                         Colorado
Scripps Howard Cable Company of Sacramento, 95.0% owned                                Delaware
Scripps Howard, Inc. (The Cincinnati Post, The Kentucky Post)                            Ohio
Scripps Howard Productions, Inc.                                                      California
Stuart News Company (Stuart News, Jupiter Courier Journal)                             Florida
Tampa Bay Television, (WFTS)                                                           Delaware
United Feature Syndicate, Inc. (United Media, Newspaper Enterprise Association)        New York
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